Exhibit 10.6

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

TABLE OF CONTENTS
SOLECTRON / TRIMBLE MASTER MANUFACTURING SERVICES AGREEMENT

1.0	Precedence and Intent:	2
2.0	Definitions	3
3.0	Statements of Work/Specifications	10
4.0	Product Manufacture.	11
5.0	Product Forecast	12
6.0	Purchase Orders	13
7.0	Delivery and Shipment	13
8.0	Product Pricing; Payment Terms	14
9.0	Product Component Budgets, Price Reviews and Quotations	14
10.0	Material Procurement and Management	16
11.0	[***]	18
12.0	Trimble Furnished Property, Tooling & Equipment	19
13.0	Required Personnel; Project Team; Quarterly Business Reviews	20
14.0	Demand Flexibility and Cancellations	21
15.0	Excess and Obsolete Inventory	23
16.0	Trimble Consigned Excess	24
17.0	Quality	24
18.0	Engineering Changes	26
19.0	Proprietary Rights; License	26
20.0	Confidentiality	27
21.0	Warranty	29
22.0	Epidemic Failure	32
23.0	[***]	33
24.0	Term and Termination	33
25.0	Dispute Resolution	36
26.0	Limitation of Liability	37
27.0	Intellectual Property Indemnification	38
28.0	Personal Injury Indemnification	38
29.0	Insurance	38
30.0	Independent Contractor; Competition	39
31.0	Compliance with Law	39
32.0	Disaster Recovery Plan	40
33.0	FAR/DFARS Requirements	41

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
34.0	General Provisions	41

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
MASTER MANUFACTURING SERVICES AGREEMENT

This Master Manufacturing Services Agreement ("Agreement") is entered into and made effective as of the date of last signature of this Agreement  (“Effective Date”), by and between Solectron Corporation, a Delaware corporation, with its principal place of business at 847 Gibraltar Drive, Milpitas, CA 95035, for itself and in the name of its Affiliates (defined below), including but not limited to Solectron Technology Singapore Pte. Ltd., Solectron Europe BV and any other offshore business headquarters ("OBHQs"), (hereinafter collectively “Solectron,”) and Trimble Navigation Limited, a California corporation, with its principal place of business at 749 North Mary Ave., Sunnyvale, CA 94085 (hereinafter “Trimble”).

Solectron and Trimble (each a Party and collectively hereafter “Parties”) hereby agree as follows:

1.0	Precedence and Intent:

1.1
Solectron and Trimble intend this Agreement to serve as a basic set of operating conditions regarding their respective business relationship. Trimble desires to have Solectron manufacture those certain products described in addenda attached to this Agreement or in Statement(s) of Work (defined at Section 2.44 below) entered into from time-to-time by and between the Parties ("Product" or "Products").  Solectron desires to manufacture such Products for Trimble.  This Agreement shall operate as a Master Agreement and will be supplemented with specific addenda as indicated in Section 1.3.  To the extent of any conflict between the terms of an addendum and the terms of this Master Agreement, the terms of the addendum will control and take precedence.

1.2
The Parties intend this Agreement and its addenda to prevail and supersede that certain Supply Agreement entered into by and between Trimble Navigation Limited, Solectron Federal Systems, Inc. and Solectron Corporation on August 13, 1999, wherein Solectron agreed to manufacture certain of Trimble’s products.  The Parties also intend that this Agreement and its addenda shall prevail over the Pre-Printed terms and conditions of any Purchase Order, acknowledgement form or other sales instrument, unless otherwise agreed to in writing.  (Capitalized terms are defined in Section 2.0 below.)

1.3
Addenda and Exhibits: The following listed addenda and exhibits are those incorporated into this Agreement as of the Effective Date.  The parties intend to enter into additional addenda and amend such exhibits from time to time, which shall become part of this Agreement when signed by duly authorized representatives of the Parties.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Addendum or Exhibit	Description of Document
Addendum	Solectron Suzhou, China Manufacturing Site Addendum
Exhibit 1	FARS and DFARS

1.4
The Parties intend that Solectron will manufacture Products meeting or exceeding the workmanship and quality standards described in Section 17.0 (“Quality”) below in accordance with Trimble's Manufacturing Specifications, and that Solectron shall make such manufactured Products available at the times and in the quantities in accordance with this Agreement.  Trimble and Solectron further intend to cooperate in good faith to achieve market-competitive Product pricing by reducing costs of manufacture consistent with prudent practices, while balancing factors of quality, cost, and availability of services and materials.

1.5
Affiliated Agreements.  This Agreement is made between Solectron and Trimble Navigation Limited.  The Parties contemplate that Solectron and certain Trimble Affiliates may enter into separate written agreements for the manufacture of additional products, which agreements may utilize all or part of the negotiated terms and conditions of this Master Agreement (an “Affiliate Agreement”).   To the extent of any conflict between the terms of an Affiliate Agreement and the terms of this Master Agreement, the terms of the Affiliate Agreement will control and take precedence.

2.0	Definitions

In addition to the definitions appearing elsewhere in this Agreement, the following words and phrases shall have the meanings indicated below.

2.1
““ABC” ABC analysis is a method for classifying and analyzing material inventory.  ABC value class for procurement is determined based on the value of the components based on forecasted demand. General classification usually reflects a stratification as follows:  [***]

2.2	“Affiliates” shall mean any parent company of either Party or any company in which such Party or its parent company owns directly or indirectly at least a fifty percent (50%) share.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

2.3
“Authorized Vendor List” or “AVL” means the list of vendors authorized by Trimble for purchase of Components and subassemblies, as specified by Trimble from time to time in a written notice to Solectron.

2.4	“Bill of Materials” or “BOM” refers to the list of Components/Parts necessary to manufacture the Product or Products.

2.5	“Buy-Sell Components” shall be defined as Trimble-supplied Components that are purchased by Solectron through Trimble in support of Trimble products.

2.6	“Components,” or “components” shall mean any Parts listed in the Bill of Materials for any Product.

2.7
“Consigned Material” shall be defined as Trimble-supplied Parts that are furnished to Solectron [***] to be used solely for manufacture of Trimble product. Consigned material will be identified in the Bill of Materials and Trimble will provide the material price.

2.8
“Consigned Excess” means Consigned Material that exceeds the quantity actually needed by Solectron to fulfill its manufacturing and supply obligations hereunder, as determined under the procedures for quantifying excess and obsolete inventory in Section 15.0 below.

2.9
“Create” when used with reference to Proprietary Information means to conceive, make, develop, reduce to practice, author, or otherwise materially and substantially contribute to the existence of such Proprietary Information, such that the Proprietary Information that results can be fairly and reasonably attributed in whole or in material part to such contribution. Other forms of the word “Create” (e.g., Created, Creation, etc.) shall have substantially the same meaning as required by the context. Proprietary Information that is “Created Jointly” shall apply to all Proprietary Information that (i) qualifies for patent protection in any jurisdiction under which jurisdiction’s laws the signature or cooperation or identification of more than one Party or their respective employee(s), agent(s) or contractor(s), as an inventor, is appropriate or required, or must or should be sought or made in connection with any related application, to obtain such protection, or (ii) was Created in whole or in material part by employee(s), agent(s) or contractor(s) of both Parties acting in concert or cooperation.

2.10
“Custom” or “Unique” Components parts are Components or assemblies that are either unique to Trimble’s Product requirements or have limited application outside of Trimble Product requirements and/or are standard components that have been altered from original packaging and/or received value added services, such as programming, tape and reeling or special Trimble marking.  Unique Components shall include Components that supplier terms [***].  As part of the quarterly cost review, the Parties shall review and agree in writing on those components determined to be “Unique” and/or “Custom”.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

2.11	“Delivery Date” is the confirmed and acknowledged date for delivery of Products subject to a Purchase Order.

2.12
“Derivative” shall mean (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by or is a Trade Secret or is otherwise Proprietary Information, any new material derived from such existing Trade Secret material or Proprietary Information, including but not limited to new material which may be protected by copyright, patent or Trade Secret.

2.13
“Design Specification” shall mean all or any part of a description of a Product's physical, functional or technical elements, attributes, requirements or performance, related to or used in its design, manufacture testing, operation and repair, whether in human, machine-readable or other form. Without limiting the foregoing, a "Design Specification" may include, without limitation, bills of materials; schematic diagrams, approved vendor lists, parts, general and special fabrication and assembly drawings and procedures; computer aided design and manufacturing files; unique material specification control drawings; manufacturing materials and chemistry; test procedures, software and equipment; component and other source control drawings.

2.14	“Disclosing Party” shall mean a Party hereto that discloses its Proprietary Information to the other Party.

2.15	“End of Life” or “EOL” means those components that have been designated by manufacturer, as end of life and production will be discontinued.

2.16	“Engineering Change” or “EC” means a written request by Trimble to change the Product or Products subject to this Agreement.

2.17	“Excess Inventory”is defined as inventory on hand and Non-cancelable/Non-returnable on order that will be [***] as identified in either Purchase Orders or Forecasts.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

2.18	“Finished Goods Inventory” or “FGI” means the Products manufactured and completed by Solectron subject to Trimble’s Order.

2.19
“Intellectual Property” or “Intellectual Property Rights” shall mean any intellectual property rights recognized anywhere in the world, including without limitation, (i) the right to file patent applications and any rights under patent applications; (ii) rights under a grant of letters patent or any similar form of statutory protection for inventions, such as utility model protection and industrial design protection; (iii) rights under copyright, trade secret, mask work or trademark law; whether registered or unregistered, together with all, modifications, improvements, Derivatives and further development with respect to the foregoing.

2.20
“Invention” shall mean any invention, discovery, process, art, method (including mathematical algorithms), machine, manufacture, composition of matter, or improvement thereof, whether or not patented or patentable, to the extent that it is or is qualified to be the subject of an intellectual property right or intellectual property protection under the laws of any applicable jurisdiction under any applicable legal theory, including but not limited to rights or protections under patent, trade secret, or copyright laws or principles.

2.21	Lead Time: “Standard Lead Time” refers to the Solectron supplier’s quoted lead-time from time of order placement until receipt of component by Solectron.

2.22
Lead Time: “Long Lead-Time Component(s)” means those individual components whose current Lead Times, when added to “dock to stock” time, Purchasing Purchase Order placement time, Planning time, Manufacturing time, and Distribution time, extend beyond the Purchase Order coverage as defined herein.

2.23	“Letter of Liability” “LOL” refers to the monthly report provided to Trimble by Solectron which contains Trimble’s monthly excess and obsolete liability.

2.24
“Made Known” shall mean made known, received, developed, possessed or communicated, at any time before or after the Effective Date. “Rightfully Made Known” shall mean Made Known without, and “Wrongfully Made Known” shall mean Made Known with, any violation of any legally protectable and/or enforceable express or implied right, title, duty or obligation of the owner of such Proprietary Information or third Parties from, by or through whom such knowledge passed.

2.25
“Manufacturing Process Instructions” shall mean Solectron’s written manufacturing floor instructions which incorporate Trimble requirements, Design Specifications, Manufacturing Specifications, Manufacturing Standards, and other critical information used in the manufacture of Trimble Products.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

2.26
“Manufacturing Specifications” shall mean Trimble’s written specifications regarding the processes for the manufacture of the Products provided to Solectron, including, [***]. In cases where the specific processes are not covered by these specifications, industry standard specifications shall apply (e.g., IPC, ANSI/IPC).

2.27
“Manufacturing Standards” shall mean information that describes the processes, procedures and requirements specifically related to the manufacture of any Product. Without limiting the foregoing, a "Manufacturing Standard" may include assembly machine programs; reflow profiles; assembly aids; process flows; standard assembly instructions; process control plan; overall process definition; work instructions; process and machine capabilities; quality plans including source inspection procedures, yield targets and process audit plans; mechanical models; standard assemblies; estimated process flows and times; assembly fixtures and special tools and drawings belongs in Design Specifications;

2.28
“Minimum Order Quantity” or “MOQ” means the Supplier imposed minimum order quantity specifying the smallest order quantity associated with the Parties’ agreed-to quarterly component budget price review.

2.29
“Minimum Pack Quantity” or “MPQ” means the Supplier imposed quantities at which material will be packaged, and is the package quantity associated with the Parties’ agreed to quarterly component budget price review.

2.30
“New Product Introduction” or “NPI,” when describing services or products hereunder, means services furnished, in the development or manufacture of new product pilots builds or Prototypes, or other new products activities performed by Solectron as requested by Trimble through formal requests for quotation (RFQs) to support Trimble’s launch of new products.

2.31	“Non-cancelable/Non-returnable” or “NCNR” (“NCNR”) material means all components where [***] authorized under this Agreement.

2.32	“Obsolete Inventory” is defined as inventory of Parts or Finished Goods Inventory [***] as identified in either Purchase Orders or Forecasts.

2.33	“Owning Party” shall mean a Party to the extent that such Party has an ownership interest in any Proprietary Information.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
2.34	“Parts” shall mean any materials, parts or components used in the Products.

2.35
“Pre-Printed” shall mean any standard terms published on Trimble’s Purchase Orders which are mutually agreed to be not applicable to this Agreement but unable to be removed due to either being printed on the paper stock used for printing the orders, or being computer generated which cannot be over-ridden when printing the P.O.

2.36
“Product(s)” shall mean the assemblies manufactured by Solectron for Trimble under this Agreement, identified in “Product Lists” appended to the manufacturing site addenda.  Such Product Lists may be updated from time to time by the Parties.

2.37
“Proprietary Information” shall mean information or material relating to the existing or prospective business of Solectron, Trimble or third parties or to this Agreement, any information contained therein or Created therefrom, and any Derivatives thereof, including, by way of example and without limitation, technical, and/or business information such as processes, methods, techniques, systems, subroutines, source code, object code, documentation, diagrams and flow charts, analyses (including computer simulations), results, reports and information of all kinds Disclosed in writing by the Disclosing Party to the Receiving Party to permit the Parties to perform their obligations under this Agreement. “Proprietary Information” shall also include Inventions, Works and Trade Secrets. Proprietary Information shall not include any information or material to the extent that the Receiving Party proves by a preponderance of the evidence that such information or material has been or becomes:

2.37.1	Rightfully Made Known to the Receiving Party without obligation of confidence; or

2.37.2	Rightfully Made Known to third Parties who are neither under obligation of confidence nor who treat such Proprietary Information confidentially.

2.38
“Prototype” means a preliminary version of a Product or prospective Product which, may or may not be functional, is intended for internal use and testing only and not for resale, and is not intended for production in commercial quantities.

2.39	“Purchase Order” shall mean a Trimble Purchase Order issued to Solectron pursuant to the provisions of this Agreement.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
2.40	“Purchase Price Variance” or “PPV” is [***] of such components.

2.41	“Quarterly Business Review” or “QBR” means the quarterly-annual meeting between Trimble and Solectron for a review of business and performance under this Agreement.

2.42	“Receiving Party” shall mean a Party hereto that receives Proprietary Information of the other Party hereto.

2.43
“Statement of Work” will include requirements specific to a Product or NPI product manufactured under this Agreement that may include specifications, drawings, procedures, quality criteria, manufacturing instructions, test procedures, pricing term, flexibility, and/or other criteria, as further described in Section 3.1 below.

2.44
“Test Process Instructions” (TPI) shall mean Solectron’s written test instructions that incorporate Trimble requirements, Design Specifications, Manufacturing Specifications, Manufacturing Standards, and other critical information used in the manufacture of Trimble Products.

2.45	“Tooling & Equipment” shall mean any tooling, equipment, test fixture, device, or aid used in the production of Trimble Products.

2.46
“Trade Secret” shall mean information Made Known to either Party, that is maintained by a Party in reasonable confidence such that it is not generally known and used in the Party’s industry, and which gives or may give the Party a competitive, technical or other business advantage over the other Party, or third parties, who do not possess, know or use it.

2.47	“Trimble Proprietary Component” shall mean any component that Solectron cannot purchase without Trimble’s express authorization.

2.48
“Trimble-Controlled Materials” refers to the components required to manufacture the Products under this Agreement that are subject to separate written or oral agreements to purchase between Trimble and the Vendor and include, but are not limited to consigned material, material purchased from Vendor under Trimble Letter of Authorization, material purchased from Trimble-Controlled Distributor/Vendor, allocated material, end of life components, and material supplied directly from Trimble.

2.49
“Turnkey Material” Shall be defined as Solectron furnished components for product(s) in accordance with the Trimble Approved Vendor List (AVL) or as recommended by Solectron and agreed to, in writing, by Trimble.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
2.50	“WAAP” shall mean Weighted Average Actual Price of materials determined in accordance with the following formula:

[***]

2.51	“Will” or “shall” have the same meaning and are used to convey an affirmative duty or obligation (i.e., a requirement).

2.52
“Work” shall mean a work of authorship protectable under the copyright laws of an applicable jurisdiction, or a mask work protectable under the semiconductor chip protection laws of any applicable jurisdiction.

2.53	“Work in Process” or “WIP” shall mean Product released for manufacturing.

3.0	Statements of Work/Specifications

3.1
General.  During the Term and subject to the provisions of this Agreement, Solectron shall manufacture and deliver or provide to Trimble, and Trimble shall purchase from Solectron, Products and such other goods and services as this Agreement requires and/or as the Parties may mutually agree in separate written Statements of Work.   Each Statement of Work shall describe the deliverables to be tendered and the services and work to be performed by Solectron, the pricing therefore, and any terms and conditions supplemental to those contained in this Agreement that shall apply to such work.

This Agreement may include multiple Statements of Work referring to this Master Agreement; each of which will become part of this Agreement when agreed to in writing by duly authorized representatives of the Parties. In the absence of such separate Statement(s) of Work, Solectron’s quotation(s) against which Trimble Purchase Orders are submitted and accepted will constitute a Statement(s) of Work hereunder.

3.2
Specifications and Acceptance Criteria.  For each Product to be manufactured, Trimble at its expense shall be responsible for furnishing applicable Design Specifications, Manufacturing Specifications and Manufacturing Standards to Solectron; and Solectron shall be responsible for producing Manufacturing Process Instructions that incorporate the requirements set forth in the Design Specifications, Manufacturing Specifications and Manufacturing Standards.

Solectron shall manufacture the Products and render related services in compliance with the Design Specifications, Manufacturing Specifications, and Manufacturing Standards applicable to each Product and all other express requirements of this Agreement and/or applicable Statement of Work. The acceptance criteria for all Products shall be in conformance with the Design Specifications, Manufacturing Specifications and Manufacturing Standards applicable to each Product in effect as of the Effective Date of this Agreement, or as subsequently updated and/or superseded by mutual agreement of Trimble and Solectron in writing.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
4.0	Product Manufacture.

4.1
General. Solectron shall manufacture, assemble and test each Product at a Solectron facility approved by Trimble in writing.  Solectron will not change the location of manufacture, including without limitation different facilities or different production lines within the same facility, without Trimble’s prior written approval.

4.2
Minimum Production Lot Sizes. Unless quoted otherwise, suggested minimum production lot sizes will be set at [***] printed circuit board assemblies (“PCBA”’s) and [***] “box build.”  Solectron will provide Trimble with advance written notice of any requested additional charges and/or recommended forecast adjustments to meet reduced lot size requirements, and the Parties shall mutually agree to any such charges or forecast adjustments in writing.

4.3
Capacity. During the Term, Solectron shall maintain the labor, materials and facilities necessary to produce and deliver to Trimble all Products, services and other items required of Solectron under this Agreement.

4.4
Source Inspections.  Upon prior notice to Solectron, Trimble or its authorized representative(s) may conduct source inspections of the Products at Solectron’s facility at which those Products are being manufactured, during Solectron’s normal business hours. Such inspections [***]; and such other standards as Trimble may reasonably elect so long as they have been duly agreed to in writing by Solectron as criteria for the manufacture of Trimble products. The Parties shall mutually agree upon the timing of such inspections, which shall be conducted in a manner that does not interfere with Solectron’s operations. Solectron shall provide sufficient facilities for persons conducting such source inspections.  [***].

4.5
Process Changes.  Solectron will not deviate from the approved Manufacturing Standards in its production of Products (i.e., a “Process Change”) without Trimble’s prior written approval.  Examples of such Process Changes are deemed to include such actions as: changes in solder, flux, epoxies, wash chemistry, or changes in reflow oven profiles.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
4.6
Use of Subcontractors.  Solectron shall not subcontract or delegate any portion of the manufacture, assembly or testing of the Products to third parties without Trimble’s express written approval, which may be granted or withheld by Trimble in its sole discretion.  The use of third party agents or subcontractors shall not relieve Solectron of any of its obligations under the terms of this Agreement.

4.7
Segregation of Products.  Solectron agrees to ensure that the manufacturing and assembly of Trimble Products, including all associated data, is wholly segregated and protected from products built on behalf of any   competitor to Trimble.

4.8
Allocation of Materials.  Solectron agrees that with respect to any Solectron controlled allocations of components, materials, labor or production capacity made in connection with orders placed by Trimble under this Agreement due to any shortage or unavailability, Trimble will receive from Solectron allocations thereof that are at least as favorable as any allocation provided to any other Solectron customer.

4.9
Records and Manufacturing Process and Quality Audits. Solectron shall keep complete and accurate records and books of account related to the performance of its manufacturing and quality obligations under this Agreement in accordance with Solectron’s business processes and policies and general industry standards; which records it shall make available to Trimble (or Trimble’s end customer) as mutually agreed and upon reasonable notice.

5.0	Product Forecast

No less frequently than once per month, unless otherwise agreed to in writing by the Parties, Trimble shall provide Solectron with [***] for orders of the Products.  [***]. Forecasts may be changed at any time subject to the requirements of Sections 14.0 (Demand Flexibility and Cancellations) and 15.0 (Excess and Obsolete Inventory) below.

6.0	Purchase Orders

6.1	Trimble will submit Purchase Orders that authorize Solectron to manufacture and deliver Products. [***].

6.2
Purchase Orders at a minimum shall contain:  (1) Product description including Trimble part number, (2) quantity, (3) method of transportation,  (4) requested delivery date(s), (5) destination, (6) Billing address and (7) price.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

6.3
All Orders will be deemed accepted by Solectron unless within [***] business days after the receipt of the Order, Solectron provides Trimble written notification stating the reasons for rejecting or modifying the Order.  If an Order is rejected, Solectron will provide Trimble with a modified Order for Trimble approval.

7.0	Delivery and Shipment

7.1
Solectron agrees to deliver Products to Trimble [***] “On-Time” delivery.  On-Time delivery means that the Product must be delivered to Trimble within the following window:  [***].  The date against which this is measured will be the mutually agreed to Delivery Date in Trimble Purchase Orders accepted by Solectron.

7.2
Shipment terms applicable to individual Product shipments will be as set forth in the specific Site Addendum(s).  In the event that no shipment terms are specified in a Site Addendum, then Product shipments thereunder will be [***] (Incoterms 2000), Solectron’s facility/point of shipment.

7.3
Solectron may provide export and/or import services for international distribution of Products if required by Trimble at costs to be agreed between the Parties. [***]. The parties shall mutually agree as to which shall be the exporter of record and importer of record for specific Product shipments.    The designated exporter of record shall be responsible for obtaining any necessary export license and any other government or regulatory approvals required in accordance with US federal and state law in respect of manufacture and/or supply of the Products to Trimble.

7.4	Solectron will promptly notify Trimble of any potential delivery delays and the cause of the delay.

7.5	[***].

8.0	Product Pricing; Payment Terms

8.1	Prices. Prices for Products (inclusive of Parts) shall be as set forth in applicable Site Addenda to this Agreement. [***].

8.2	Payment Terms. Payment terms applicable to purchases under this Agreement shall be [***].

8.3
Taxes.  Product prices are exclusive of all taxes, duties, customs or similar charges and are subject to an increase equal in amount to any such charge Solectron may be required to collect or pay upon shipment of the Product.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

9.0	Product Component Budgets, Price Reviews and Quotations

9.1
Solectron and Trimble agree to meet [***] during the term of this Agreement to formulate budgets for Components used in the Products (“[***] Budget(s)”), review Product pricing, and determine whether any price change is required.  Either Party reserves the right to initiate a review of Product pricing at any time due to an extreme change in market conditions.

9.2	[***] Budget and Pricing

9.2.1
On a [***] basis, Trimble will provide Solectron with budget and component pricing targets by Product for the [***], and Solectron will prepare and submit to Trimble a proposed [***] Budget for such succeeding [***] using [***] to meet Trimble’s new component pricing and budget targets.  In each proposed [***] Budget Solectron will provide [***].   [***]. For those items where LPO is older than [***], Solectron shall upon request provide new market quotes in addition to LPO for consideration.  In the event that Non-NDA Components are procured through regionalized supply programs, (e.g., Suppliserve), Solectron shall provide LPO pricing from the suppliers.

9.2.2	The parties will review Solectron’s proposal and mutually agree upon the new [***] Budget and component prices. [***].

9.3	[***] Inventory Reevaluation. [***].

9.3.1	Upon the Parties’ mutual agreement of each new [***] Budget, the Parties will review and revalue Solectron’s then current inventory value as outlined below:

9.3.2	[***]. The parties will [***] to issue an applicable [***] within [***] business days of the agreed-to reconciliation.

9.4	Purchase Price Variance (PPV) Reconciliation.

9.4.1
The parties will review the preceding [***] Budget period and reconcile all approved negative PPV’s. The parties will review and reconcile approved negative PPVs for the [***] against positive PPVs for all Non-NDA Components.  [***].

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
9.4.2	[***].

9.5	Continuous Cost Reduction.

9.5.1
Solectron agrees to provide opportunities for continuous cost reduction [***]. The Parties will review and agree upon the cost reduction targets. on a [***] basis. For each [***] review, Solectron shall provide a written summary of cost reductions achieved to-date and plan for future cost reduction detailing expected methods of achieving targeted goals. Solectron shall make every effort to identify opportunities for cost reduction including but not limited to: [***].

9.5.2
Quotations.  For quotations of new products, Trimble shall provide a complete Request for Quotation (“RFQ”) package to Solectron for development of the quotation. The RFQ Package shall include the current BOM, AVL data, assembly drawings, test criteria, manufacturing standards, annual volume and all associated specifications required to develop full production pricing. In response to Trimble RFQ’s, Solectron shall prepare and submit within [***] a complete quotation package. The package shall contain a quotation summary which is broken down to each element of cost, including subassemblies reflecting materials costs; materials mark-up; labor; test; SG&A and profit. The package shall also contain a full costed BOM including details as outlined in Section 10.2 below, and an itemized list of all required NRE and tooling costs.

10.0	Material Procurement and Management

10.1
Solectron shall provide or acquire all Parts necessary to perform its obligations under this Agreement.  In order to meet Trimble forecasted purchase requirements, Purchase Orders, and the demand flexibility requirements agreed to by the Parties hereunder, Solectron is authorized to purchase Parts and make purchase commitments to vendors on the Approved Vendor List (AVL) and such other Solectron-approved suppliers approved in writing by Trimble, using standard purchasing practices including, but not limited to, acquisition of material recognizing supplier lead times, Solectron standard ABC order policy, supplier imposed Minimum Order Quantities (MOQ), supplier Minimum Pack Quantities /multiples (MPQ), supplier Non-cancelable Non-returnable (NCNR) policies, supplier minimum build quantities, economic order quantities, component overfill policy, agreed to inventory buffers, or mutually agreed to flexibility requirements.

10.2
Solectron shall provide and Trimble shall review on a quarterly basis, the following items: supplier lead-times, Minimum Pack Quantities / multiples (MPQ), supplier imposed Minimum Order Quantities (MOQ) (and any resulting Excess Inventory), supplier Non-cancelable Non-returnable (NCNR) policies, and supplier minimum build quantities.  Solectron will obtain Trimble’s prior written approval for all Parts purchases associated with NC/NR, MOQ and MPQ’s.  Solectron shall be solely liable for any Excess Inventory or Obsolete Inventory resulting from purchases and/orders not so authorized by Trimble.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

10.3
Upon a Trimble initiated request for quotation (RFQ) from Solectron, or upon issuance of an engineering change order (“ECO”) (under Section “18.0” Engineering Changes), Solectron shall provide and Trimble shall review and provide prior written approval for the following items: supplier lead-times, Minimum Pack Quantities / multiples (MPQ), supplier imposed Minimum Order Quantities (MOQ) (and any resulting Excess Inventory), supplier Non-cancelable Non-returnable (NCNR) policies, and supplier minimum build quantities  Solectron shall be solely liable for any Excess Inventory or Obsolete Inventory resulting from purchases and/orders not so authorized by Trimble.

10.4
Solectron shall use commercially reasonable efforts to work with Trimble and suppliers to develop a supply chain management strategy for its Parts purchases under this Agreement that optimizes flexibility and cost while fulfilling Trimble’s Forecast and material management requirements. Solectron shall obtain Trimble’s prior written approval whenever the supply chain management strategy for Parts purchases developed by Solectron hereunder results or will result in additional liability to Trimble.  The supply chain management strategy may include Vendor Managed Inventory (“VMI”) or other supplier replenishment programs, component buffers maintained by Solectron or suppliers, and Finished Goods Inventory buffers maintained by Solectron or third parties, in addition to the procurement of Parts authorized under this Agreement.

10.5
[***]  for Parts purchased by Solectron to fulfill Trimble Purchase Orders, its Forecasted demand requirements, requested inventory build up, inventory buffers, supplier replenishment programs, and demand flexibility requirements agreed in writing by Trimble in accordance with the provisions of this Section 10.0, Section 14.0 (Demand Flexibility and Cancellations) and Section 15.0 (“Excess and Obsolete Inventory”).

10.6
Solectron agrees to procure those Parts specified by Trimble in the Bill of Materials [***].  Trimble will provide Solectron with an AVL for each Product.  Solectron will not deviate from the AVL without Trimble’s prior written approval and Trimble agrees to communicate to Solectron, in writing and electronically, any and all changes to the AVL.  [***].

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

10.7	[***].

10.8	[***].

10.9
Trimble shall provide Product End of Life (“EOL”) notification to Solectron upon determination.  Solectron and Trimble shall mutually agree to an EOL plan for any such Product, including economic build quantities, last time build quantities and disposition of excess and obsolete material.   Any flexibility or buffer arrangements agreed to by the Parties hereunder shall be terminated upon EOL notification.

10.10
Either party shall promptly inform the other upon notification by any supplier of a component end of life. Solectron shall use best efforts to inform Trimble of available alternate components.  Trimble shall direct Solectron as to the use of proposed alternates and whether to perform last time buys above and beyond lead-time and forecast to maintain supply.  At no time shall Solectron be required to maintain more than the contractually obligated level of Parts inventory, in support of the last time buy.

11.0	[***]

11.1	From time to time, Trimble may consign material to Solectron for use in Trimble Products. [***].

11.2	Liability for loss or damage to such Consigned Material, [***] has signed for receipt from the carrier and verified the contents and part count of Consigned Material.

11.3	Trimble shall have the option to replace or repair defective Consigned Material. [***].

11.4	Title to all Trimble Consigned Material shall remain in the name of Trimble and be kept free of liens and encumbrances.

11.5
Solectron agrees [***] to maintain secure facilities to store Trimble Consigned Material; provide adequate “all risk” insurance; and allow Trimble to inspect and audit any Trimble Consigned Material [***] during Solectron’s normal business hours.

11.6	[***].

12.0	Trimble Furnished Property, Tooling & Equipment

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

12.1
Trimble Property.  Unless otherwise agreed in writing by Trimble, all designs, specifications, drawings, Tooling and Equipment, special dies, molds, patterns, jigs, fixtures and any other property furnished to Solectron by Trimble, or specifically paid for by Trimble, for use in the performance of this Agreement: (i) shall be and remain the sole property of Trimble, (ii) shall be marked as Trimble directs to evidence its ownership thereof, (iii) shall be subject to return to Trimble or other disposition at any time upon Trimble’s instruction, (iv) shall be kept free of liens and encumbrances and used exclusively in the furnishing for Trimble of goods and/or providing of services for Trimble and (v) shall, in the case of tangible property, be insured by Solectron, at Solectron’s expense, while in its custody or control in an amount equal to the replacement cost thereof, with loss payable to Trimble.  Solectron shall not move, remove or dispose of any such item without Trimble’s prior written consent

12.2	Tooling & Equipment. Solectron further agrees that with respect to all Tooling & Equipment provided by Trimble and subject to this Agreement, Solectron will:

12.2.1	ensure that no changes shall be made in the form, fit, function, design, process or appearance of the Tooling & Equipment purchased or loaned hereunder without Trimble prior written approval;

12.2.2
prepare and maintain a list of all Tooling & Equipment at Solectron manufacturing sites, which list will be reviewed by both parties from time to time at Trimble’s request, but in no event less than once every six (6) months;

12.2.3
assume all risk and shall be responsible for any loss or damage to Tooling & Equipment in Solectron’s possession; provided, however that in no event shall Solectron’s liability for loss or damage to Tooling & Equipment exceed its replacement value.

12.3
Tooling & Equipment Maintenance.  Unless otherwise agreed in writing by the Parties, Trimble will be responsible for costs incurred for all general maintenance of the Tooling & Equipment, including without limitation, all calibration and repair, except to the extent of damage caused by Solectron. Solectron shall be responsible for performing such general maintenance and submitting its invoice to Trimble for these services each quarter.    In the event that the Tooling & Equipment should require repair or replacement for which extraordinary costs would be incurred, Solectron shall obtain Trimble’s advance written approval for such expenditures.

12.4	Trimble purchase orders for Tooling & Equipment or non-recurring services from Solectron are firm and not cancelable.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

12.5
Trimble warrants that any Tooling & Equipment furnished to Solectron shall perform the functions for which it was intended and if found to be defective, Trimble will reimburse Solectron for the cost of any Product rework due to the malfunctioning or incorrect nature of the Tooling & Equipment.

12.6
Upon termination of this Agreement or otherwise at Trimble’s convenience, Trimble may remove the Trimble-owned Tooling & Equipment from Solectron’s premises without cost or restriction, except for reasonable preparation costs such as packing and crating; and provided that Trimble has given Solectron notice of its intent to remove such Tooling & Equipment [***] (or as required for the quantity of tools involved) prior to removal.  Prior to removal, Trimble may inspect and review Trimble-owned Tooling & Equipment during Solectron’s regular business hours and upon reasonable notice. Solectron shall make all Trimble-owned Tooling & Equipment available for complete inspection and review, and shall not in any manner prevent, hinder or obstruct Trimble’s removal thereof.

13.0	Required Personnel; Project Team; Quarterly Business Reviews

13.1
Solectron and Trimble shall provide such required personnel to perform the Parties’ respective obligations under this Agreement as they may mutually agree.   Further, Solectron shall establish and maintain a team of skilled and experienced personnel (“Project Team”) which shall be the primary Product and technical interface with Trimble to serve as the focal point for the identification and resolution of issues that may arise during the Term of this Agreement.  The Project Team shall be made up of the following functional positions: Manager of Program Managers, Program Manager, Process/Manufacturing Engineer, Quality Engineer, Test Engineer and a Purchasing Representative. Solectron agrees to staff the Project Team with personnel adequate to provide support for the volumes and mix of Products manufactured and supplied, and to enable Solectron to timely fulfill its obligations hereunder.

13.2
Solectron agrees to promptly provide Trimble with advance written notice, when possible, of any change in personnel assigned to the Project Team and other key employees assigned to any Trimble projects under this Agreement or any Site Addendum.

13.3	Solectron and Trimble shall conduct Quarterly Business Reviews under this Agreement.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
14.0	Demand Flexibility and Cancellations

14.1	Demand Flexibility:

14.1.1	On a [***] basis, Trimble shall identify, and Solectron shall agree to those Products that will require upside demand flexibility.

14.1.2
Solectron shall make [***] to accommodate Trimble’s requirements for Products exceeding Trimble Forecasts and or purchase orders (i.e., “upside” requests) up to the percentages outlined below (Upside flexibility matrix).  Solectron will be responsible to design the supply chain to meet required upside flexibility and submit the flexibility procurement plan to Trimble for approval prior to execution.  By utilizing existing Supplier agreements, as well as designing specific Trimble supply chain solutions, Solectron will work to meet the upside requirements without incurring any additional expedite fees or additional material liability, with the exception of those commodities where supplier upside agreements can not be put in place without increased cost or liability exposure, such as custom ASICs, custom IC’s, Printed Circuit Boards, custom cable assemblies, and Custom fabricated materials.  All liability associated with upside flexibility will be communicated to and agreed to by Trimble prior to implementing a flexibility procurement plan.  Trimble and Solectron shall agree upon a reasonable replenishment time frame for each Product flexibility plan implemented.

14.1.3
Solectron will use commercially reasonable efforts to support increases beyond the committed percentages (upside flexibility matrix), or on Products without a flexibility plan, subject to supply, capacity, and personnel availability. Trimble may reschedule Product not released as WIP, subject to the terms and conditions set forth in Sections 14.3 (Cancellation of Shipments) and 15.0 (Excess and Obsolete Inventory), or as otherwise specified in an Addendum to this Agreement.

14.1.1	Upside Flexibility Matrix.

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

14.2	Supply Chain Development.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

14.2.1
To enable enhanced demand flexibility, Trimble and Solectron shall collaborate on the development and implementation of supply chain solutions on a quarterly basis.  These supply chain solutions may include, but are not limited to, the following areas:

•	[***]
•	[***]
•	[***]
•	[***]

14.2.2
Trimble and Solectron shall set goals on a quarterly basis as part of the scheduled Quarterly Business Review.  Solectron shall provide the following data in preparation for the quarterly supply chain solution planning:

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

14.3	Cancellation of Shipments

14.3.1
In the event of a cancellation of Product shipment under an accepted Purchase Order, or changes to Forecast, and/or Trimble’s discontinuance of Product, Trimble agrees to the disposition of Products and material inventory as follows:

[***].

[***].

[***].

14.3.2	In no event shall Trimble’s liability for changed or cancelled Purchase Orders or Product shipments under this Agreement [***].

15.0	Excess and Obsolete Inventory

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

15.1
Solectron will identify, and evaluate Trimble’s liability for Excess and Obsolete Inventory of Finished Goods and raw material on a [***] basis, or as otherwise mutually agreed by the parties.  Solectron will provide Trimble with a formal Letter of Liability (LOL) and include all such data necessary to substantiate Solectron’s identification of inventory as Excess Inventory or Obsolete Inventory as defined in Sections 2.16 and 2.30.  [***].

15.2
Trimble shall purchase [***], and provide a purchase order for this inventory within [***] of such determination. Solectron shall invoice Trimble for such Excess and Obsolete Inventory upon shipment of the [***] under the purchase order, which invoice Trimble shall pay within [***] days of receipt.  The price payable by Trimble for [***] shall be as set forth in Section 14.3 (Cancellation or Shipments).  The price payable for components and raw materials shall be [***].

16.0	Trimble Consigned Excess

16.1	Solectron shall warehouse and manage Consigned Excess as set forth below:

16.2	All Consigned Excess paid for by Trimble in connection with this Agreement shall remain in the name of Trimble and be kept free of liens and encumbrances. [***].

16.3	Solectron agrees to use commercially reasonable efforts to maintain secure facilities to store the Consigned Excess.

16.4	Solectron agrees to provide periodic inventory reports of the Consigned Excess to Trimble.

16.5	Unless otherwise mutually agreed, [***].

16.6
Solectron agrees to use Consigned Excess prior to placing new purchase orders for Parts with suppliers to support Trimble forecasted demand for Products based on procurement lead-time.  This limitation excludes any NC/NR purchase orders previously placed with suppliers.  [***].

16.7	The parties agree that Solectron shall be entitled to [***] to be reviewed periodically. [***].

17.0	Quality

17.1
Solectron shall manufacture the Products in accordance with Trimble’s written Manufacturing Specifications including, [***]. In cases where specific manufacturing or other processes are not covered by these specifications, industry standard specifications shall apply (e.g., IPC, IPC/ANSI). Unless otherwise specified by Trimble in writing, Solectron shall manufacture all Products to IPC-A-610 Class 3 workmanship level.  [***].

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

17.2
ISO Compliance: Solectron shall ensure that all manufacturing operations, including subcontractors selected by Solectron, if any, contributing to the design, development, production, delivery and service of Product, are ISO registered by an accredited registrar as of the Effective Date of this Agreement.

17.3
Continuous Improvement: Solectron agrees to implement a continuous improvement program. As part of Solectron’s program for continuous improvement, Solectron agrees to establish quarterly improvement goals for a series of key quality objectives. [***].

17.4
Supplier Corrective Action (“SCAR”). Trimble will use a supplier corrective action request (“SCAR”) process to notify Solectron of defective Products (i.e., those not conforming to applicable specifications) or degradation of established quality requirements. [***].  Within [***] of SCAR notification, Solectron will notify Trimble in writing of [***]. Upon Trimble’s request, Solectron will use commercially reasonable efforts to provide such additional support as needed to achieve full corrective action.  [***].  The above remedy will be in addition to any other rights and remedies Trimble may have under this Agreement.

17.5
Solectron shall not use solderable components with [***] solderability tests indicate the Parts are acceptable per J-STD-002A, or with written approval from Trimble. Solectron shall keep documentation to verify its compliance therewith and shall promptly provide such documentation to Trimble upon request. Solectron shall also inspect Parts that have been provided by Trimble for date code compliance; and where such Parts require a solderability test, [***] along with the documentation reflecting the condition of the tested Parts.

18.0	Engineering Changes

18.1
Trimble may, upon written notice to Solectron, submit engineering changes for incorporation into the Product. This notification shall include documentation to effectively document the intended change and support an investigation of the impact of the engineering change.  Solectron will undertake reasonable efforts to review the engineering change and provide initial evaluation to Trimble within [***]. If any such change affects the price, delivery, or quality performance of said Product, [***].   Issues concerning excess and obsolete inventory resulting from implementation of the change shall be resolved in accordance with Section 15.0 (“Excess and Obsolete Inventory”) of this Agreement.  Solectron will implement the EC upon Trimble’s written approval.  Subject to the availability of material and equipment, [***].   In the event Trimble requests that an engineering change be implemented prior to Solectron's evaluation of pricing and schedule impact, [***].

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
18.2	[***].

19.0	Proprietary Rights; License

19.1
Solectron acknowledges and agrees that Trimble owns all right, title and interest to all Trimble Proprietary Information and Intellectual Property Rights to the Products (including improvements and modifications thereto).  The Parties expressly acknowledge and agree that, except as otherwise specifically provided in this Agreement, at no time shall either party acquire or retain, or appropriate for its own use, any right, title or interest in or to any of the other Party’s Proprietary Information or Intellectual Property Rights; and that neither Party shall take any action that might impair in any way the right, title or interest of the other Party therein.

19.2
All Trimble Proprietary Information and Intellectual Property rightfully in the possession of Solectron is licensed to Solectron pursuant to a non-exclusive, non-transferable license, with no right of sublicense (except as otherwise provided herein), to use solely for the purpose of manufacture and supply of the Products, and in otherwise exercising its rights and performing its obligations under the terms of this Agreement.  The foregoing license expires upon termination or expiration of this Agreement or upon written notice to Solectron by Trimble.  Solectron shall not use Trimble Proprietary Information or Intellectual Property except as expressly permitted in this Agreement or any other written agreement between the Parties.  The Products contain valuable trade secrets proprietary to Trimble; and, to the extent permitted by relevant law, Solectron shall not, nor allow any third party to copy, decompile, disassemble or otherwise reverse engineer the Products, or attempt to do so.  All rights in Trimble Proprietary Information not specifically granted in this Agreement are reserved to Trimble and its licensor(s).

19.3
Trimble and Solectron agree that any Proprietary Information and/or Intellectual Property, (exclusive of Trimble Proprietary Information and Intellectual Property), that is independently developed and discovered by Solectron during any period in which Solectron is performing its obligations under this Agreement will be deemed the exclusive property of Solectron.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

19.4	Trimble and Solectron agree to execute such documents and take such other steps as may be required to perfect and protect each other’s Proprietary Information and Intellectual Property Rights.

19.5	[***].

20.0	Confidentiality

20.1	A Receiving Party shall, with respect to an Owning Party’s Proprietary Information:

20.1.1
Restrict access thereto to such of its employees and consultants who need to know it in order for the Receiving Party to perform its obligations under this Agreement and who agree to be bound by an obligation of confidence no less protective of the Disclosing Party’s Proprietary Information than the provisions of this Agreement;

20.1.2	Not use Proprietary Information disclosed to it pursuant to this Agreement for any purposes other than those expressly permitted by this Agreement; and

20.1.3	Not disclose Proprietary Information disclosed to it pursuant to this Agreement to any third Party.

20.2
Each Receiving Party shall protect the Disclosing Party’s Proprietary Information using at least the same degree of care it employs to avoid disclosure of its own Proprietary Information of a similar nature, provided such degree of care is not less than reasonable under the circumstances. The obligations and restrictions provided in this Section 20.0 shall survive expiration or termination of this Agreement.

20.3
A Disclosing Party’s Proprietary Information and any tangible or electronic medium on or by which it is or has been Disclosed to, possessed, or reproduced by the Receiving Party, shall at all times be the Disclosing Party’s sole and exclusive property. The Disclosing Party may at any time, by written notice, revoke in whole or in part any permission given to the Receiving Party under this Section 20.0 to use, possess or Disclose its Proprietary Information. Upon such revocation, or upon any written request, the Receiving Party shall immediately and unconditionally deliver to the Disclosing Party all of the Disclosing Party’s Proprietary Information and any tangible or electronic medium on or by which it is or has been Disclosed to, possessed, or reproduced by the Receiving Party.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

20.4
Except as otherwise provided in this Agreement, the Disclosure of Proprietary Information shall not be construed as granting the Receiving Party any rights with respect to the other Party’s Proprietary Information or any license under any patents, patent applications, copyrights and/or other intellectual property rights to which the Disclosing Party may then or thereafter own or hold licensing rights.

20.5
Disclosure of any Proprietary Information by a Receiving Party hereunder shall not be precluded if such Disclosure is (a) in response to a valid and legally-enforceable order of a court or other government body or any political subdivision thereof; or (b) otherwise required by law, provided, however, that the Receiving Party before making such Disclosure must first (i) immediately upon receipt of such order notify the Disclosing Party of such order; and (ii) make and cooperate with the Disclosing Party in making, if available under applicable law, a good faith effort to obtain a protective order or other appropriate determination against or limiting disclosure or use of the Proprietary Information.

20.6
Each Disclosing Party shall endeavor to affix or incorporate in any tangible Proprietary Information it discloses to the Receiving Party an appropriate statement identifying the information as the Disclosing Party’s Proprietary Information, such as “[Disclosing Party] Proprietary Information”, or “[Disclosing Party] Confidential Information”, or words of like meaning, clearly expressed. The Disclosing Party shall, after Disclosing Proprietary Information other than in tangible form, endeavor to: (i) promptly confirm the Disclosure, (ii) reduce the Proprietary Information to writing and (iii) identify the information as the Disclosing Party’s Proprietary Information in the manner described above. However, the Disclosing Party’s failure to so affix or incorporate or confirm shall not affect such information or material’s character as the Disclosing Party’s Proprietary Information under this Agreement.

20.7
Residuals.  Either Party shall be free to use for any purpose the residuals resulting from access to or work with the Proprietary Information of the other Party.  The term “residuals means information in non-tangible form, which may be mentally retained, but not purposely or intentionally memorized, by persons who have had rightful access to such Proprietary Information, including ideas, concepts, know-how or techniques contained therein.  Neither Party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.  However, the foregoing shall not be deemed to grant to a Party a license under the other Party’s copyrights or patents.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
21.0	Warranty

21.1	Warranty. Solectron warrants to Trimble that Product(s) and spare Parts furnished or produced by Solectron to Trimble under this Agreement, shall

21.1.1	[***];

21.1.2	be of good material (supplied by Solectron) and workmanship; and

21.1.3	be free and clear of all liens and encumbrances and that Solectron will convey good and marketable title to such Product.

In the event that any Product shall not be in conformity with the foregoing warranties, [***].

21.2	Warranty Exclusions.

Solectron shall not be liable for any costs, losses or damages due to defective or failed Product claims arising from:  [***].

21.3	[***].

21.4	Warranty Claims and Repair.

21.4.1	Return Materials Authorization (RMA) Procedure. Except as otherwise agreed to in writing by the Parties, Trimble and Solectron shall adhere to the following RMA procedure: [***].

21.4.2	Following receipt of the written RMA number, Trimble shall return to Solectron the rejected or defective Product, [***].

21.4.3	In performing its warranty repair or replacement obligations under this Agreement, Solectron shall:

21.4.3.1	[***];

21.4.3.2	[***];

21.4.3.3	[***];

21.4.3.4	[***];

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
21.4.3.5	[***].

21.4.4	[***].

21.4.5	Spare Parts. Solectron agrees to supply spare and replacement Parts which are still available in the market, [***] under this Agreement, provided, however, that [***].

21.5
Solectron DOES NOT WARRANT that the product(s) is/are fit for the life support market or to be used in life support systems, critical care applications, human implantation, commercial aviation, nuclear facilities or systems or any other applications where product failure could lead to injury to persons, loss of life, or catastrophic property damage.

21.6	[***].

22.0	Epidemic Failure

22.1
In addition to Solectron’s warranty obligations under this Agreement, and except as may otherwise be provided in the Manufacturing Specifications, Design Specifications or Manufacturing Standards for a Product, [***]. Upon notice by Trimble to Solectron of any Epidemic Failure, Solectron shall promptly develop a plan to eliminate the problem in all continuing production and to correct the problem in [***]. Upon receiving Trimble’s approval of such plan, [***] is provided to Solectron. For epidemic failures that are affecting current production, [***].

22.2
In the event of an epidemic failure due to a common cause which is not covered by the previous paragraph or [***]; the Parties will use reasonable efforts to determine, address and resolve such failure and its consequences.

22.3	[***]

23.0	[***]

24.0	Term and Termination

24.1	Term. This Agreement shall commence on the Effective Date and continue in effect until [***].

24.2
Termination upon Uncured Breach by Either Party:  This Agreement may be terminated upon written notice by a Party (the “non-defaulting party”) if the other Party fails to perform any material obligation imposed on it by this Agreement; provided that if such breach is by its nature curable, the non-defaulting party shall have previously given the other party not less than [***] advance written notice of intent to terminate, stating with particularity the breach and the steps required to cure such breach, and provided further that the other party has failed to cure the specified breach within [***].

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

24.3
Immediate Termination for Insolvency:  This Agreement may be immediately terminated by a Party should the other Party; (i) become insolvent; (ii) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (iii) enter into a receivership of any of its assets; or (iv) enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

24.4	Termination for Convenience: Either Solectron or Trimble may terminate this Agreement for its convenience without cause by giving ninety (90) days advance written notice to the other Party.

24.5	Effect of Termination:

24.5.1
Survival: Neither the expiration nor termination of this Agreement shall relieve either Party of any obligation previously accrued. The following paragraphs of this Agreement, and any other paragraphs that by their terms so provide, shall survive any such expiration or termination:  2.0 (“Definitions”), 10.0 (“Material Management and Procurement”),  19.0 (“Proprietary Rights; License”), 20.0 (“Confidentiality”), 21.0 (“Warranty”), 22.0 (“Epidemic Failure”), 23.0 (“Non-Warranty Repairs and Upgrades”), 26.0  (“Limitation of Liability”) 27.0 (“Intellectual Property Indemnification”), 28.0 (“Personal Injury Indemnification”), 31.0 (“Compliance with Law”), and 34.0 (“General Provisions”).

24.5.2	[***].

24.5.3
Within [***] after a notice of termination is given by either Party to the other, or at least [***] before any expiration of this Agreement, Solectron shall provide Trimble with all relevant information concerning its outstanding purchase orders for Parts.  In addition to any other rights and obligations Trimble may have under this Agreement, Trimble may, on or before the effective date of such termination or expiration elect, at Trimble’s sole discretion, any one, or a combination of the following options:

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
24.5.3.1	[***];

24.5.3.2	[***];

24.5.3.3	[***].

If Trimble instructs Solectron to cancel any Solectron purchase order for Parts hereunder, (i) Solectron agrees to use reasonable efforts to cancel such purchase order; (ii) Solectron shall use reasonable efforts to negotiate an equitable settlement with its suppliers concerning Solectron’s financial liability due to the cancellation of such purchase order for Parts; and (iii) if Solectron is unable to cancel any outstanding purchase order for Parts, Trimble shall be liable for Solectron’s direct financial liability for such purchase orders and/or their cancellation as provided in Section 10.0 (Material Procurement and Management) above.

24.5.4	Upon any notice of termination or termination hereunder, [***].

24.6	Right to Continue Manufacture

The following provisions shall be in addition to and not by way of limitation of any other rights or obligations that Trimble may have upon termination of this Agreement:

24.6.1
Cessation of Business.  In the event that: (i) any assignment is made of Solectron's business for the benefit of creditors, or if a petition in bankruptcy is filed by or against Solectron, or if a receiver or trustee in bankruptcy or a similar officer is appointed to take charge of all or part of Solectron's property, or if Solectron is adjudicated a bankrupt; or if Solectron shall be dissolved or liquidated or have a petition for dissolution or liquidation filed with respect to it, and (ii) in the event that such condition or conditions prevents Solectron from meeting its obligations herein,(i & ii collectively, the “Occurrence”), Solectron shall promptly notify Trimble of such Occurrence and shall have [***] from the date of such Occurrence in which to remedy such condition or conditions.

24.6.2
Know-How Transfer.  [***] after the date of the Occurrence, if such Occurrence has not been remedied, and upon the written request of Trimble, (the date of such request hereafter referred to as the “License Date”) Solectron will promptly deliver to Trimble the Manufacturing Process Instructions and such other manufacturing documents, instructions and written materials (including Solectron's consent, where required, for the direct sale/delivery of required Parts to Trimble), which are used by Solectron or are necessary to enable Trimble to manufacture or have manufactured the Products without unreasonable research or experimentation and [***].  Solectron will further assist Trimble in obtaining the same rights and privileges that Solectron has with any suppliers that Solectron uses to fulfill its obligations under this Agreement.  In addition, Solectron shall, upon Trimble's request and at Trimble's expense, use reasonable efforts to provide such technical assistance as may reasonably be requested to enable Trimble to make or have made the Products.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
24.6.3	[***].

24.6.4	License. Solectron hereby grants to Trimble a nonexclusive, worldwide, nontransferable, license [***].

25.0	Dispute Resolution

25.1
In the spirit of continued cooperation, the Parties agree to use commercially  reasonable efforts to resolve any dispute or controversy arising out of or concerning the performance of this Agreement promptly and informally through good faith negotiation in accordance with the following dispute resolution procedures:

25.2
Either party may initiate negotiation proceedings hereunder by written notice to the other party setting forth the particulars of the dispute.  The Parties agree to meet in good faith to jointly define the scope and a method to remedy the dispute. If these proceedings are not productive of a resolution, then either party may choose to escalate the problem to senior management.

25.3
Should any disputes remain existent between the Parties after completion of the resolution process set forth above, or in any event more than [***] have passed following the initial notice of dispute from a Party, then either Party may, by written notice to the other Party, request that the matter be submitted for non-binding mediation with an independent mediator agreed to by the Parties.  The mediator will be chosen by the Parties [***].  Neither Party shall unreasonably withhold consent to the selection of a mediator.  [***]. [***] of the initial request for mediation, then either Party may submit the matter to the appropriate court of law for final determination.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

25.4
The above notwithstanding, either Party shall have the right to immediately apply to a court of competent jurisdiction for declaratory, injunctive or other equitable relief, as such Party may deem necessary to enforce its rights hereunder.  Further, the provisions of this Section 25.0 shall not preclude a Party from exercising its rights under Section 24.0.

26.0	Limitation of Liability

26.1
IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE OR DATA OR INTERRUPTION OF BUSINESS, WHETHER OR NOT EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

26.2	Solectron will perform work in accordance with Design Specifications, Manufacturing Specifications and Manufacturing Standards provided by Trimble. [***].

26.3	Regardless of the foregoing, the limitations of liability under this Section 26.0 shall not apply to either Party’s breach of the following Sections of this Agreement: [***].

27.0	Intellectual Property Indemnification

27.1
Trimble will defend, at its expense, [***]; provided that Trimble is promptly informed in writing and furnished a copy of each alleged infringement and is given authority, information, and assistance (at Trimble's expense) necessary to defend or settle such claim.

27.2
Solectron will defend, at its expense, [***]; provided that Solectron is promptly informed in writing and furnished a copy of each alleged infringement and is given authority, information, and assistance (at Solectron's expense) necessary to defend or settle such claim.

28.0	Personal Injury Indemnification

Each party agrees to indemnify and hold the other harmless against any loss, cost or expense, including reasonable attorneys' fees, finally awarded against the other in connection with a claim by a third party for personal injury or tangible property damage, to the extent that such damage is caused by a negligent act or omission or willful misconduct by the indemnifying party or its agents.  Each indemnitor's obligations hereunder shall be conditioned upon receiving a prompt notice of each such claim from the indemnitee and the sole authority to defend, and the indemnitee shall cooperate and provide reasonable assistance to the indemnitor in defense of the claim.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
29.0	Insurance

Each Party shall, at its own expense, maintain comprehensive general liability insurance (including coverage for, personal injury, property damage, automobile liability, product liability and broad form contractual liability) for not less than [***]. Such insurance shall (i) be in a form and with a carrier or carriers reasonably acceptable to Solectron and Trimble with an [***], (ii) list the other Party as an additional insured, and (iii) provide that such insurance may not be canceled or altered so as to affect the interest of any of the foregoing without at least [***] written notice to the other Party. Promptly following execution of this Agreement, each Party shall deliver to the other Party satisfactory evidence of such insurance coverage, or an equivalent self-insurance program.

30.0	Independent Contractor; Competition

30.1
Each of the Parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party.  Subject to the terms and conditions of this Agreement, each party shall choose the means to be employed and the manner of carrying out its obligations hereunder.

30.2
Subject to the Parties’ obligations of confidence hereunder, nothing in this Agreement shall limit the right of Trimble or Solectron to develop, have developed, procure and/or market products or services now or in the future, including any which may be competitive with those which are the subject of this Agreement.  Neither party shall be required to disclose planning information to the other regarding such products or services.

31.0	Compliance with Law

31.1
General.  Solectron represents and warrants that its manufacturing facilities involved in the manufacture of Trimble’s Products will comply, its manufacturing processes will be conducted in accordance, and its performance under this Agreement and any Site Addendum shall comply with all federal, state and local statutes, laws and regulations applicable to the jurisdiction in which located. Without limiting the foregoing, Solectron further agrees to comply with the United States Foreign Corrupt Practices Act of 1977 as amended pursuant to the 1988 Amendments and the International Anti-Bribery and Fair Competition Act of 1998, and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

31.2
Minority, Women, Disabled Veteran Owned Business Enterprises.  In conformance with applicable laws and regulations in the United States, it is Trimble’s policy that Minority, Women and Disabled Veteran Owned Business Enterprises (“MWDVBE”s) shall have the maximum practicable opportunity to participate in the performance of contracts.  Solectron agrees to use its good faith efforts to award subcontractors business in accordance with such laws and regulations.  Solectron shall assist Trimble upon request with any reports relating to qualified MWDVBEs in such manner and at such time as Trimble’s representative may prescribe.  Trimble agrees that Solectron’s obligations under this section shall apply only to manufacturing and repair sites in the United States involved in the performance of this Agreement.

32.0	Disaster Recovery Plan

32.1
Disaster Recovery Plan. During the term of this Agreement, Solectron shall provide for, and implement as required, a disaster recovery plan for each manufacturing site where Trimble’s products are being manufactured.  Solectron shall provide Trimble, at Trimble’s request, with applicable documentation and information evidencing such disaster recovery plans. [***].  The plan shall be designed to encompass all aspects of Solectron’s obligations under this Agreement.  The disaster recovery plan shall address, at a minimum:

32.1.1	Alternate facilities to accommodate parts procurement, assembly, test, storage and warehousing activities;

32.1.2	Alternate transportation methods to Trimble’s specified customers;

32.1.3	Solectron‘s database protection plan to include off-site storage;

32.1.4	Replacement of Tooling and Equipment needed for the Products;

32.1.5	Actions which would be taken in the event of a strike by Solectron employees, outside suppliers, and outside groups vital to the operation of Solectron’s business;

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

32.1.6	Estimated recovery time in the event that a disaster occurred affecting the area listed above and any other potential disaster;

32.1.7	Solectron’s work-in-process (WIP) and raw stock position;

32.1.8	Plan for single and sole source components;

32.1.9	Archiving all design and manufacturing documentation in a secured facility not located at or near Solectron’s facility.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
33.0	FAR/DFARS Requirements

33.1
Solectron acknowledges that in performing its obligations under this Agreement in the United States only, Solectron will be subject to certain federal acquisition regulations and defense federal acquisition regulations (“FARs” and “DFARs”).   An initial listing of such FARs/DFARs clauses which are incorporated by reference into this Agreement, is set forth in Exhibit 1 below.   Solectron agrees to comply with such FARs/DFARs clauses to the extent required as a matter of law.    The Parties may amend Exhibit 1 from time to time as they may mutually agree in writing to add or delete applicable FARs/DFARs clauses, and Solectron agrees to good faith negotiation of any such changes requested by Trimble.

33.2
Solectron further agrees to comply with any additional FARs/DFARs clauses in prime contracts or higher-tier subcontracts of Trimble that are required, by their terms, to be flowed down to Trimble subcontracts provided, however, that the Parties have mutually agreed to the equitable apportionment of any increase or decrease in costs to Solectron associated with the performance of its obligations under this Agreement in compliance with those additional FARs/DFARs clauses.

34.0	General Provisions

34.1
Assignment; Binding Effect. Neither party shall delegate, assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party, which consent may be refused in such Party’s absolute discretion.  This Agreement and the transactions and other instruments provided for herein shall be binding upon and inure to the benefit of the Parties, their legal representatives, successors and permitted assignees.

34.2
No Waiver.  Failure by either party to enforce any provision of this Agreement shall not be deemed to be a continuing waiver of performance under such provision, or a waiver of any other default or other term and condition.

34.3
Force Majeure.  Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars, market shortages or any other cause beyond the reasonable control of the non-performing party, and not due to such party’s own fault or negligence, (“Force Majeure”) provided that the non-performing party: (i) gives the other party written notice of such cause within [***] days of the discovery of the event; (ii) uses reasonable commercial efforts to remedy such delay in its performance, and (iii) continues to perform its obligations hereunder without delay whenever the causes preventing performance are removed.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

34.4
Compliance with U.S. Government Export Controls.  Each party agrees that in the exercise of its rights and the performance of its obligations under this Agreement or any Site Addendum it shall strictly comply with all United States export control laws and regulations applicable to the Products and Proprietary Information, or any derivative thereof; and it will not knowingly itself, or permit others to: (a) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other Party under this Agreement, (b) disclose such technical data for use in, or (c) export or re-export, directly or indirectly, any direct product of such technical data, including software, to any individual, entity or destination (or to any national or resident thereof) to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law, without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws.  This clause shall survive termination or cancellation of this Agreement.

34.5
Notice.  All notices required by this Agreement shall be in writing and delivered postage prepaid to the addresses set forth below or at such other address as either party may furnish to the other in writing.  Each such notice shall be effective upon delivery.

To Solectron:	Solectron Corporation
Attn:  Corporate Legal Department
Bldg. 5, 847 Gibraltar Drive
Milpitas, CA  95035

Solectron Corporation
Attn:   Contracts Coordinator
Bldg. 5, 847 Gibraltar Drive
Milpitas, CA  95035

To Trimble:	Trimble Navigation Limited
Attn:  Director of Materials
749 N. Mary Avenue
Sunnyvale, CA  94085

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Trimble Navigation Limited
Attn:  General Counsel
749 N. Mary Avenue
Sunnyvale, CA  94085

34.6
Publicity.  Neither Party shall make or issue any publicity, news release, public announcement or communication of any sort with the media, direct or indirect, written or oral, concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party, not to be unreasonably withheld.

34.7
Severability.  If any material provision of this Agreement is determined to be invalid, inoperative, unenforceable or illegal by operation of law, regulation, judgment or otherwise, then such provision shall be deemed to be superseded and the Agreement modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.  Any such provision that cannot be so amended shall be severed from this Agreement and all remaining provisions hereof shall remain unimpaired.

34.8
Governing Law; Attorney Fees.  This Agreement shall be governed by and construed in accordance with the laws of the State of [***], U.S.A. without regard to conflicts of law principles.  The Parties hereby exclude application of the United Nations Convention on the International Sale of Goods.  In any action to enforce this Agreement, the prevailing party shall be awarded its costs and reasonable attorney fees incurred therein.

34.9
Entire Agreement; Counterparts.  This Agreement, (inclusive of its addenda and exhibits), constitutes the entire agreement of the Parties concerning the subject matter covered herein and, unless expressly provided otherwise herein, shall supersede all prior discussions and all oral or written agreements between the Parties. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same document. This Agreement may be executed and delivered by facsimile transmission.  The Parties agree that this Agreement may not be modified except in writing signed by duly authorized representatives of both Parties.

WITH INTENT TO BE BOUND, Solectron and Trimble have executed this Agreement on the dates indicated below.

Solectron:	Trimble:

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

SOLECTRON CORPORATION	TRIMBLE NAVIGATION LIMITED

By:	By:

Printed Name	Printed Name
and Title:	and Title:

Dated:	Dated:

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
SOLECTRON TECHNOLOGY SINGAPORE Pte. Ltd.

By:

Printed Name
and Title:

Dated:

SOLECTRON EUROPE BV

By:

Printed Name
and Title:

Dated:

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Solectron Suzhou, China
Manufacturing Site Addendum

[***]

This document is intended to identify and reach agreements on [***] needs in doing business with Solectron Suzhou, China.

At a later date this document may merge and become part of central purchase agreement between Trimble Sunnyvale and Solectron Milpitas, and or could be further formalized as a standing agreement in its own.

All agreements whether pricing, logistics, flexibility’s and so on are reached based on [***] with Solectron Suzhou. Any significant deviation in this run rate could result in discussion for the change in these agreements.

1)	Delivery / Lead times

On time delivery based on agreed lead-times and original commit dates.
Delivery is on time [***].

Minimum acceptable performance [***] the original commit dates.

[***].

Solectron will notify Trimble promptly of any delivery delay.  [***].

Product lead times are agreed based on [***] as shown in table 1 below.

Component and product lead times should be known, agreed, and reviewed for accuracy [***].  Trimble should be notified of any change in component lead times of [***] as these changes occur.  Solectron shall also promptly notify Trimble of component discontinuations.

TABLE 1

[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]
[***]

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

2)	Flexibility

Following flexibility model is agreed above and beyond the forecasted volumes.

[***]
[***]
[***]
[***]
[***]

Trimble and Solectron agree to cooperate toward reaching a goal of the following flexibility model within [***] of product transfer.

[***]
[***]
[***]
[***]
[***]

Solectron Suzhou and Trimble will work with suppliers to minimize lead times, reduce inventory, and implement strategies to meet the flexibility model above.

3)	Forecast / PO

Trimble will provide monthly forecast for [***].  Forecast changes per the flexibility model are allowed.  Changes beyond the flexibility model are subject to a what-if process.  [***]. Trimble is expected to work toward [***].

[***].

Solectron Suzhou commits to acknowledge purchase orders and reconfirm delivery dates in [***].   Suzhou will provide a commit to the forecast for [***] a new forecast.  Responses to what-ifs shall include gating items list.

Solectron Suzhou commits to have a process for reviewing, accepting & committing occasional piece part purchase orders for [***].

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

4)	Pricing / Cost Model

Inventory and Material price will be reviewed on [***] basis. In case of a change in material cost, [***].

[***].

Solectron Suzhou commits to apply a dedicated resource for first year after the transition to localize the supply chain for pcb, passive, packaging and mechanical components.

All product labor cost and MOH should be based on agreed model as shown below in table 2.

[***].

[***]

[***]
[***]
[***]

[***]

TABLE 2
[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

[***]	[***]	[***]	[***]	[***]	[***]
[***] [***]	[***]	[***]	[***]	[***]	[***]

[***]

[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

[***]
[***]

5)	Quality

A)	SLR Suzhou is to obtain QS 9000 certification by July 2002 for other project firstly, and [***].
B)	SLR Suzhou commits to the PPM targets by product as shown in table 3 below.
C)	No product, process, component supply and /or source change(s) without prior approval.
D)	All operators identified and trained to IPC class code III prior to [***].
E)	Solectron agrees to manage suppliers and build products to all Trimble specifications as outlined in Trimble document [***].

TABLE 3

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

6)	Field failures/Corrective actions

We are required to perform failure analysis on field failures. Failures are identified at Trimble for design, test, process and/or part failures. All process and part failures are to be sent to SLR for in-depth root cause analysis and corrective action reports.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

[***].

7)	ECN/MCO/PCO

Changes need to be acknowledged within [***], analysis to be completed within [***], and implementation occurs within [***] notification.  Urgent changes are handled with priority and with target implementation of [***].  All the implementation on changes will be subject to material availability.

8)	Warranty

Solectron warrants [***].

For QS9000 product, [***].  Repair for product will be at [***].

9)	[***]

We intend to work with SLR Suzhou for all of [***].

Existing Pricing Model for Trimble is based on [***]. [***]. This review is conducted every [***] with benchmarking of actual run-rate generated during the [***].  Review cycles to begin [***].

10)	Payment terms

[***].  Solectron shall deliver products [***].  Solectron’s shipping dock to carrier(s) and Freight forwarder(s) of Trimble’s selection.  Title and risk of loss to all products shall transfer to Trimble upon delivery to the common carrier at Solectron’s shipping dock.

11)	Support

SLR Suzhou agrees to assign a full time dedicated Customer focus team to support Trimble account.

[***].

SLR SZ will focus efforts to minimize any possible CFT change.  Should CFT changes occur, SLR Suzhou, will provide Trimble as favorable treatment as any other site customer.

For Trimble, as the product owner and designer, is responsible to provide necessary engineering support if required, including train and help Solectron engineers on testing / trouble shooting areas (via email, phone call or on site support).

12)	Data reporting

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
SLR Suzhou / CFT Team commits to provide

[***]

13)	E&O

“Unique” means not reusable for other customers of Solectron or for other products, and /or non-cancelable or returnable despite Solectron’s [***] and timely efforts to negotiate such an arrangement. Trimble will identify a ‘Unique Parts List’ by June 2002, for Solectron’s prior review and acknowledgement. [***].

[***].

Trimble and Solectron agree to review and disposition of any E&O on a [***] basis.

[***].

Upon forecast change by Trimble, SLR will make commercially reasonable efforts to push out and /or cancel the P/Os concerned.  However, [***]. Material identified as E&O, will be mitigated as follows:

For unique material, Trimble shall be [***].  For excess kept in SLR’s premises over [***].[***] upon release of prior notice by Solectron.

For common material, Solectron will make every effort to minimize the excess by allocation to other projects. If excess material can not be consumed [***] be levied.  Over [***], will require buy-back by Trimble within [***] release of prior notice by Solectron.

For any obsolescence incurred by ECO and EOL etc., will require [***] upon release of prior notice by Solectron.

Payment term for the [***], as of release of invoice or debit note by Solectron.

Trimble agrees to co-operate to reach goal of [***].

14)	Scrap

[***].

15)	Maintenance /Calibration

SLR takes the ownership of maintaining/calibrating all production equipment, fixtures and cables. This applies to both consigned and or SLR owned property.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Trimble shall bear [***] during its whole life in SLR SZ. As for those bad or useless consigned equipment, SLR will notify Trimble and return them back to Trimble in [***].  If Trimble asks for local scrap, the import duty per China Customs rules and disposition [***].

Trimble is responsible for providing appropriate documentation required for maintaining the equipment,  fixtures and or cables that are consigned by Trimble.

[***].

If a third party service is contracted to calibrate consigned equipment, Trimble [***].

16)	Performance Review

Both sides agree to hold quarterly performance reviews. Review meetings will be held on site in Suzhou and in Sunnyvale on an alternate basis. Performance review will be based on [***].

[***]
[***]
[***]
[***]
[***]

17)	Material and Capacity allocation

Solectron agrees that for any allocations of components and or capacity needed to meet orders and/or the forecast placed by Trimble due to any shortage or unavailability, Trimble will receive from Solectron allocations that are at least as favorable as any other customer of Solectron.

18)	Process audit(s)

Solectron agrees to periodic audit by Trimble and its end customers.  Audits may include all process steps, documentation review, process cpk studies, yields, time standards, scrap rate, supplier performance ratings, field failure rates, maintenance records, actual material pricing including WAAP calculation, inventory accuracy and the material lead times.

19)	Consigned Equipment and Custom Tooling

All tooling and equipment and any other property furnished to Solectron by Trimble or specifically paid for by Trimble shall be the sole property of Trimble and be marked as Trimble directs to indicate Trimble ownership.  Solectron shall, upon Trimble’s request, furnish to Trimble a written reports listing Trimble property in Solectron’s and Solectron’s suppliers possession.  Solectron shall be responsible for any damage beyond normal wear and tear and/or loss to Trimble equipment in Solectron’s facility.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended
20)	NPI / PROTO BUILD

It is agreed that all [***] will take place at Solectron Milpitas, from their [***] Solectron Suzhou.

Pricing for all [***] will be governed by the purchase agreement between Trimble and Solectron Milpitas.

Suzhou will be responsible for all transition activities after the [***] build in Milpitas.  Trimble engineering will be involved to help as needed.

21)	Confidentiality

We expect Solectron to treat all information exchanges even if not explicitly marked as confidential as confidential information this includes but is not limited to the following:

•	Component & Product Pricing
•	All product, custom component, & process documentation
•	Forecasts
•	Customer Names

22)	Security

Solectron Suzhou acknowledges that goods, software, and technology supplied to it to perform CT’s manufacturing are subject to the jurisdiction of U.S. export controls and trade sanctions.  In accordance with this, Solectron Suhzou agrees it will ship Trimble product and/or custom components only to suppliers, subcontractors, and customers approved by Trimble.  Solectron Suzhou also agrees not to release or otherwise make available goods, software or technology provided by Trimble to employees or other personnel who are nationals of the countries identified by the U.S. Government as terrorist-supporting countries.  Currently these countries are Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria.

Signature	Date	Signature	Date

Mr. Joe Denniston		Mr. Lee Hoo Sau
Vice President Operations		General Manager

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Trimble Navigation		Solectron Suhzou

Signature	Date
Mr. Faruq Palla
Director of Engineering
Trimble Navigation

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Exhibit 1

FARS & DFARS Contract Provisions Applicable to Agreement

A current version of the following clauses are hereby incorporated by reference from the Federal Acquisition Regulation (FAR) and the Defense Federal Acquisition Regulation Supplement (DFAR) with the same force and effect as if they were given in the full text.  In these clauses, the term "Contractor" should be replaced by "Solectron" and the terms "Government", "Contracting Officer", and "Agency Head" should be replaced by "Trimble", except where required otherwise by context or law.  Copies of applicable acquisition regulations are available on the Government managed websites:  http://www.arnet.gov/far and http://www.acq.osd.mil/dp/dars/dfars.html.

FARS:
Clause	Description
52.202-1	Definitions
52.203-10	Price or Fee adjustment for Illegal or Improper Activity
52.203-11	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions
52.203-12	Price or Fee Adjustment for Illegal or Improper Activity
52.203-3	Gratuities
52.203-5	Covenant Against Contingent Fees
52.203-6	Restrictions on Subcontractor Sales to the Government (Alternate I applies to commercial items)
52.203-7	Anti-Kickback Procedures (except (c)(1))
52.203-8	Cancellation, Rescission and Recovery of Funds for Illegal or Improper Activity
52.211-15	Defense Priority and Allocation Requirements
52.211-16	Variation in Quantity
52.211-5	Material Requirements
52.214-28	Subcontractor Cost or Pricing Data – Modifications – Sealed Bidding
52.215-10	Price Reduction for Defective Cost or Pricing Data
52.215-11	Price Reduction for Defective Cost or Pricing Data - Modifications
52.215-12	Subcontractor Cost or Pricing Data
52.215-13	Subcontractor Cost or Pricing Data – Modifications
52.215-14	Integrity of Unit Prices
52.215-15	Pension Adjustments and Asset Reversions
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits other than Pensions
52.219-8	Utilization of Small Business Concerns

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Clause	Description
52.222-1	Notice to the Government of Labor Disputes
52.222-21	Prohibition of Segregated Facilities
52.222-25	Affirmative Action
52.222-26	Equal Opportunity
52.222-3	Convict Labor
52.222-35	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era
52.222-36	Affirmative Action for Workers with Disabilities
52.222-4	Contract Work Hours and Safety Standards Act – Overtime Compensation
52.223-14	Toxic Chemical Release Reporting
52.223-3	Material Safety Data Sheets
52.223-7	Notice of Radioactive Materials
52.225-13	Restriction on Certain Foreign Purchases
52.225-8	Duty Free Entry
52.227-1	Authorization and Consent
52.227-10	Filing Patent Applications – Classified Subject Matter
52.227-11	Patent Rights – Retention by the Contractor (Short Form)
52.227-12	Patent Rights – Retention by the Contractor (Long Form)
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement
52.227-9	Refund of Royalties
52.228-5	Insurance - Work on a Government Installation
52.229-3	Federal, State, and Local Taxes
52.234-1	Industrial Resources Developed Under Defense Production Act Title III
52.236-13	Accident Prevention
52.239-1	Privacy and Security Safeguards
52.242-15	Stop-Work Order
52.242-17	Government Delay of Work
52.243-1	Changes – Fixed Price
52.244-6	Subcontracts for Commercial Items and Commercial Components
52.245-2	Government Furnished Property
52.246-2	Inspection of Supplies - Fixed Price
52.247-64	Preference for Privately Owned US Flag Commercial Vessels.
52.252-2	Clauses Incorporated by Reference

DFARS:
252.211-7000	Acquisition Streamlining
252.209-7000	Acquisition from Subcontractors Subject to On-Site Inspection Under the Intermediate-Range Nuclear Forces (INF) Treaty

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

252.204-7000	Disclosure of Information
252.245-7001	Reports of Government Property
252.203-7001	Prohibition on Persons Convicted of Fraud or Other Defense-Contract Related Felonies
252.209-7004	Subcontracting with Firms that are owned or Controlled by the Government of a Terrorist Country
252.227-7013	Rights in Technical Data - Noncommercial Items
252.227-7015	Technical Data -Commercial Items
252.227-7015	Technical Data -Commercial Items
252.227-7016	Rights in Bid or Proposal Information
252.227-7016	Rights in Bid or Proposal Information
252.227-7019	Validation of Asserted Restrictions – Computer Software
252.247-7023	Transportation of Supplies by Sea
252.247-7024	Notification of transportation of Supplies by Sea
252.227-7030	Technical Data - Withholding of Payment
252.225-7031	Secondary Arab Boycott of Israel
252.227-7034	Patents - Subcontracts
252.227-7037	Validation of Restrictive Markings on Technical Data

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Amendment No. 1 to the Master Manufacturing Services Agreement

(Contra Asset Inventory)

This Amendment No. 1 (“Amendment”) is made to the Master Manufacturing Services Agreement dated March 12, 2004 (the “Agreement” or “MSA”) by and between Trimble Navigation Limited (“Trimble”) and Solectron Corporation (“Solectron”), and is effective on the later date of signature below.  Capitalized terms not otherwise defined herein shall have their same meanings as in the MSA.

This Amendment is intended to describe the terms and conditions by which Trimble  owned inventory  (hereinafter “Material” or “Contra Asset Inventory”) shall be managed by Solectron.  The terms of the MSA (including without limitation, Sections 11, 15 and 16 regarding Consigned Material and Consigned Excess) shall apply to all activities contemplated hereunder, except to the extent directly in conflict with the specific terms set forth herein.  At the mutual agreement of Trimble and Solectron, this Amendment can be used for inventory management of other inventory, as jointly identified by both parties.

Except as specifically amended by the terms of this Amendment, all other terms and conditions of the MSA shall remain in full force and effect.  Without limiting the generality of the foregoing, the following sections of the MSA shall apply to this Amendment and the management of Material hereunder: Sections 11.2 and 16.2 (regarding liability for loss or damage to consigned inventory); Sections 11.4 and 16.2 (regarding title to consigned inventory remaining in Trimble); and Sections 11.5 and 16.3 (regarding Solectron using commercially reasonable efforts to maintain secure facilities to store consigned inventory, providing “all risk” insurance and granting Trimble audit and inspection rights).

Trimble and Solectron mutually agree to position Material at Solectron to facilitate consumption of such material and reduce physical transactions between the companies. Per the terms of Section 16.6 of the MSA, Solectron shall first use Trimble owned inventory prior to placing new purchase orders. The Material will be held by Solectron as part of gross assets, to facilitate inventory consumption.  Both parties intend to minimize incurrence of additional expenses for specialized treatment of such inventory (e.g. segregated warehousing, unique part numbering, transactional processing, etc.), so the companies mutually agree to use a contra asset inventory methodology for the Financial recording and reconciliation of such inventories.  The following describes the process for contra asset inventory management.

[***]

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed this Amendment, effective as of the date first set forth above.

Trimble Navigation Limited	SOLECTRON CORPORATION

By	By
Authorized Signature	Authorized Signature

Name:	Name:

Title:	Title:

Dated: __________________, 2005	Dated: __________________, 2005

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Amendment No. 2

To The

Master Manufacturing Services Agreement

This Amendment No. 2 ("Amendment') to the Master Manufacturing Services Agreement (the "Agreement") which was entered into effective March 12,2004, is by and between Trimble Navigation Limited, with offices at 935 Stewart Drive, Sunnyvale, CA 94085, ("Trimble") and Solectron Corporation, a Delaware corporation, ("Supplier''), on behalf of itself and its subsidiaries and affiliates, with its principle place of business at 847 Gibraltar Drive, Milpitas, California 95035.

The Parties have entered into an Agreement whereby Solectron will deliver comprehensive manufacturing services and both Solectron and Trimble desire to amend certain portions of that original agreement as follows:

Article 1.0 Precedence and Intent.

The following provision is hereby added to the Agreement as Section 1.6:

1.6  Eligible Purchasers.  “Eligible Purchaser" shall mean any Affiliate of Trimble that the Parties may designate from time to time as eligible to purchase Products from Solectron under the terms of the Agreement. Trimble hereby guarantees, all payments due to Solectron for purchase of Products by Eligible Purchasers hereunder.

The Parties agree that Tripod Data Systems, Inc. ("TDS"), an Oregon corporation and Affiliate of Trimble, as the term Affiliate is defined in the Agreement, is designated as an Eligible purchaser under the Agreement.

Article 34.5 Notice.

Trimble's notice address for purposes of Article 34.5 is hereby amended as follows:

Trimble Navigation Limited
Attn: Director of Materials
935 Stewart Drive
Sunnyvale, CA  94085

Trimble Navigation Limited
Attn: General Counsel
935 Stewart Drive
Sunnyvale, CA  94085

This Amendment shall have prospective force and effect on and after the effective date herein, and will not retroactively affect any rights or obligations of the parties under the Agreement.  All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.  Except as specifically amended by the foregoing terms and conditions of this Second Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and shall be unaffected thereby.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, the parties through their duly authorized representatives have executed this Amendment to become effective as of the parties last signature ("the Effective Date").

Trimble Navigation Limited		Solectron Corporation

BY:	/s/ Irwin Kwatek	BY:	/s/ Darryl Payton

PRINT:	Irwin Kwatek	PRINT:	Darryl Payton

TITLE:	Vice President	TITLE:	Director, Contracts & Compliance

DATE:	10-25-05	DATE:	10-24-05

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Eligible Purchaser Designation Amendment No. 3

To The

Master Manufacturing Services Agreement

This Amendment No. 3 to the Master Manufacturing Services Agreement entered into March 12, 2004 (“Agreement”), is dated April 27, 2007, between Trimble Navigation Limited, a California corporation, (“Trimble”), Solectron Corporation, a Delaware corporation, (“Solectron”) and Pacific Crest Corporation, a California corporation, (“PCC”) on behalf of their subsidiaries and affiliates, and designates PCC as an “Eligible Purchaser” under the Agreement.

Solectron and Trimble entered into an Agreement whereby Solectron will deliver comprehensive manufacturing services.

An Eligible Purchaser is a Trimble affiliate or subsidiary that Solectron and Trimble designate as eligible to purchase Products from Solectron pursuant to section 1.6 of the Agreement.

The parties desire to designate PCC an Eligible Purchaser under the Agreement.

The parties therefore agree as follows:

1.	Eligible Purchaser

The Parties agree PCC shall be designated an Eligible Purchaser to the Agreement.  Trimble hereby guarantees all payments, obligations and other indebtedness PCC incurs under the Agreement.  PCC agrees to comply with all terms of the Agreement.  All PCC purchase orders are subject to the Agreement’s terms and conditions.

2.	Notice

All notices to PCC, required by this agreement or otherwise, shall be in writing and delivered postage prepaid to the address set forth below or at such other address as PCC may furnish to Solectron in writing.  Each such notice shall be effective upon delivery.

To Pacific Crest Corporation:	Pacific Crest Corporation
Attn:  Legal Department
990 Richard Avenue, Suite 110
Santa Clara, CA  95050

This Amendment shall have prospective force and effect on and after the effective date herein, and will not retroactively affect any rights or obligations of the parties under the Agreement.  All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.  Except as specifically amended by the foregoing terms and conditions of this third amendment, all other terms and conditions of the Agreement shall remain in full force and effect and shall be unaffected thereby.

[***] Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended

Trimble Navigation Limited	Solectron Corporation

BY:	BY:

PRINT:	PRINT:

TITLE:	TITLE:

Pacific Crest Corporation

BY:

PRINT:

TITLE: